BlackRock Liquidity Funds:
MuniCash


For the Period Ended:
04/30/2008


Pursuant to Exemptive Order ICA Release No. 15520 dated January 5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated , for the period November 1, 2007 through April 30, 2008.


SALES (IN THOUSANDS)

TRANSACTION DATE          11/01/07
FACE AMOUNT               $   2,930
SECURITY DESCRIPTION      Muni Secs Pool - SG PG-17
RATE                      3.56
DUE DATE                  06/01/34


TRANSACTION DATE          11/01/07
FACE AMOUNT               $  22,540
SECURITY DESCRIPTION      MuniMae TE LLC - PT 2691
RATE                      3.61
DUE DATE                  11/15/25


TRANSACTION DATE          11/01/07
FACE AMOUNT               $    2,395
SECURITY DESCRIPTION      DC Housing Fin Agency
RATE                      3.61
DUE DATE                  03/01/41


TRANSACTION DATE          11/01/07
FACE AMOUNT               $    3,745
SECURITY DESCRIPTION      Virginia Beach VA DFA - PT 2505
RATE                      3.61
DUE DATE                  04/01/42


TRANSACTION DATE          11/01/07
FACE AMOUNT               $  14,585
SECURITY DESCRIPTION      Austin Tesac HFA - PT 2578
RATE                      3.61
DUE DATE                  09/01/42



TRANSACTION DATE          04/17/08
FACE AMOUNT                  $       780
SECURITY DESCRIPTION      OREGON ST HOMEOWNER - MT 134
RATE                      2.17
DUE DATE                  01/01/10